TRUEBLUE REPORTS SECOND QUARTER 2024 RESULTS

TACOMA, WASH. - Aug. 5, 2024 -- TrueBlue (NYSE:TBI) today announced its second quarter results for 2024.

Second Quarter 2024 Financial Highlights

•Revenue of $396 million compared to $476 million in the prior year period
•Net loss of $105 million compared to net loss of $7 million in the prior year period
◦Includes non-cash goodwill and intangible asset impairment charge of $45 million after tax and a related valuation allowance charge of $55 million on deferred tax assets
◦SG&A expense reduced by 20 percent to $97 million compared to $121 million in the prior year period
◦Adjusted EBITDA1 of $1 million and adjusted net loss of $11 million
• Zero debt, cash of $26 million and $132 million of borrowing availability
•$7 million in share repurchases with $38 million remaining under authorization

Commentary

“We are managing through the current market cycle with discipline and agility as economic uncertainty and client caution continue to weigh on the temporary staffing industry,” said Taryn Owen, President and CEO of TrueBlue. “Our teams are staying highly engaged with clients to address their immediate and evolving needs. While current market dynamics are challenging, evolving workforce needs and structural staffing shortages will create compelling opportunities for our business that align with our competitive strengths.”

“We have made significant progress advancing our strategic priorities which will enable us to capture market share, deliver more sustainable growth and enhance our long-term profitability,” continued Ms. Owen. “Our commitment to digital transformation with the continued rollout of our new, proprietary JobStack app, along with expansion in attractive end markets such as skilled trades and healthcare will fuel our growth as demand rebounds. Additionally, simplifying our organizational structure and taking decisive cost actions not only aligns TrueBlue with the current environment, but ensures we are even better positioned to capitalize on growth opportunities and expand our profitability as conditions improve.”

Results

Second quarter revenue was $396 million, a decrease of 17 percent compared to revenue of $476 million in the second quarter of 2023. Net loss per diluted share was $3.45 compared to net loss per diluted share of $0.24 in the prior year period. Adjusted net loss1 per diluted share was $0.35 compared to adjusted net income per diluted share of $0.11 in the prior year period.

2024 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss second quarter 2024 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Monday, Aug. 5, 2024. The webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2023, TrueBlue served approximately 67,000 clients and connected approximately 464,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions, and PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to successfully execute on business strategies and further digitalize our business model, (4) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, and (9) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact

Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		26 weeks ended
(in thousands, except per share data)	Jun 30, 2024	Jun 25, 2023	Jun 30, 2024	Jun 25, 2023
Revenue from services	$396,230	$475,588	$799,083	$940,876
Cost of services	291,807	345,097	595,274	687,272
Gross profit	104,423	130,491	203,809	253,604
Selling, general and administrative expense	97,018	121,282	203,955	243,927
Depreciation and amortization	7,691	6,280	15,649	12,691
Goodwill and intangible asset impairment charge	59,674	9,485	59,674	9,485
Loss from operations	(59,960)	(6,556)	(75,469)	(12,499)
Interest and other income (expense), net	1,741	578	3,340	1,592
Loss before tax expense	(58,219)	(5,978)	(72,129)	(10,907)
Income tax expense	46,491	1,345	34,279	705
Net loss	$(104,710)	$(7,323)	$(106,408)	$(11,612)

Net loss per common share:
Basic	$(3.45)	$(0.24)	$(3.46)	$(0.37)
Diluted	$(3.45)	$(0.24)	$(3.46)	$(0.37)

Weighted average shares outstanding:
Basic	30,349	30,966	30,725	31,629
Diluted	30,349	30,966	30,725	31,629

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Jun 30, 2024	Dec 31, 2023
ASSETS
Cash and cash equivalents	$26,400	$61,885
Accounts receivable, net	231,064	252,538
Other current assets	43,180	40,570
Total current assets	300,644	354,993
Property and equipment, net	92,100	104,906
Restricted cash, cash equivalents and investments	183,352	192,985
Goodwill and intangible assets, net	31,941	94,639
Other assets, net	115,656	151,860
Total assets	$723,693	$899,383

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$36,107	$56,401
Accrued wages and benefits	65,774	80,120
Current portion of workers’ compensation claims reserve	38,728	44,866
Other current liabilities	17,380	22,712
Total current liabilities	157,989	204,099
Workers’ compensation claims reserve, less current portion	139,251	151,649
Other long-term liabilities	88,689	85,762
Total liabilities	385,929	441,510
Shareholders’ equity	337,764	457,873
Total liabilities and shareholders’ equity	$723,693	$899,383

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 weeks ended
(in thousands)	Jun 30, 2024	Jun 25, 2023
Cash flows from operating activities:
Net loss	$(106,408)	$(11,612)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,649	12,691
Goodwill and intangible asset impairment charge	59,674	9,485
Provision for credit losses	630	2,408
Stock-based compensation	4,844	5,294
Deferred income taxes	33,997	(22)
Non-cash lease expense	6,200	6,249
Other operating activities	(3,118)	(1,099)
Changes in operating assets and liabilities:
Accounts receivable	21,061	43,915
Income taxes receivable and payable	430	(3,039)
Other assets	8,246	15,053
Accounts payable and other accrued expenses	(18,849)	(26,968)
Accrued wages and benefits	(14,753)	(9,277)
Workers’ compensation claims reserve	(18,537)	(19,899)
Operating lease liabilities	(6,139)	(6,295)
Other liabilities	1,011	3,980
Net cash (used in) provided by operating activities	(16,062)	20,864
Cash flows from investing activities:
Capital expenditures	(13,279)	(15,738)
Proceeds from business divestiture, net	2,928	—
Payments for company-owned life insurance	(4,000)	(2,347)
Purchases of restricted held-to-maturity investments	(10,180)	(9,955)
Maturities of restricted held-to-maturity investments	19,220	15,613
Net cash used in investing activities	(5,311)	(12,427)
Cash flows from financing activities:
Purchases and retirement of common stock	(16,986)	(34,200)
Net proceeds from employee stock purchase plans	417	509
Common stock repurchases for taxes upon vesting of restricted stock	(2,143)	(2,514)
Other	(1,807)	(91)
Net cash used in financing activities	(20,519)	(36,296)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(557)	(20)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(42,449)	(27,879)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	99,306	135,631
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$56,857	$107,752

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 30, 2024	Jun 25, 2023
Revenue from services:
PeopleReady	$223,409	$275,318
PeopleScout	41,070	59,710
PeopleManagement	131,751	140,560
Total company	$396,230	$475,588

Segment profit (1):
PeopleReady	$394	$8,158
PeopleScout	3,430	8,817
PeopleManagement	3,395	2,250
Total segment profit	7,219	19,225
Corporate unallocated expense	(6,150)	(8,215)
Total company Adjusted EBITDA (2)	1,069	11,010
Third-party processing fees for hiring tax credits (3)	(90)	(110)
Amortization of software as a service assets (4)	(1,452)	(952)
Goodwill and intangible asset impairment charge	(59,674)	(9,485)
PeopleReady technology upgrade costs (5)	(39)	(174)
COVID-19 government subsidies, net (6)	9,696	—
Other adjustments, net (7)	(1,779)	(565)
EBITDA (2)	(52,269)	(276)
Depreciation and amortization	(7,691)	(6,280)
Interest and other income (expense), net	1,741	578
Loss before tax expense	(58,219)	(5,978)
Income tax expense	(46,491)	(1,345)
Net loss	$(104,710)	$(7,323)
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Costs associated with upgrading legacy PeopleReady technology.
(6)COVID-19 government subsidies net of related fees ($2.9 million in cost of services and $6.8 million in selling, general and administrative expense).
(7)Other adjustments for the 13 weeks ended June 30, 2024 and June 25, 2023 primarily include workforce reduction costs of $1.5 million ($0.2 million in cost of services and $1.3 million in selling, general and administrative expense) and $0.6 million ($0.2 million in cost of services and $0.4 million in selling, general and administrative expense), respectively.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net loss and net loss per diluted share, excluding:
–amortization of intangibles,
–goodwill and intangible asset impairment charge,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–other adjustments, net, and
–tax effect of the adjustments and deferred tax asset valuation allowance.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net loss:
–income tax expense,
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–goodwill and intangible asset impairment charge,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Jun 30, 2024	Jun 25, 2023
Net loss	$(104,710)	$(7,323)
Amortization of intangible assets	1,369	1,274
Goodwill and intangible asset impairment charge	59,674	9,485
PeopleReady technology upgrade costs (1)	39	174
COVID-19 government subsidies, net (2)	(9,696)	—
Other adjustments, net (3)	1,779	565
Tax effect of adjustments and deferred tax asset valuation allowance (4)	40,855	(677)
Adjusted net income (loss)	$(10,690)	$3,498

Adjusted net income (loss) per diluted share	$(0.35)	$0.11

Diluted weighted average shares outstanding	30,349	31,185

Margin / % of revenue:
Net loss	(26.4)%	(1.5)%
Adjusted net income (loss)	(2.7)%	0.7%
2.RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 30, 2024	Jun 25, 2023
Net loss	$(104,710)	$(7,323)
Income tax expense	46,491	1,345
Interest and other (income) expense, net	(1,741)	(578)
Depreciation and amortization	7,691	6,280
EBITDA	(52,269)	(276)
Third-party processing fees for hiring tax credits (5)	90	110
Amortization of software as a service assets (6)	1,452	952
Goodwill and intangible asset impairment charge	59,674	9,485
PeopleReady technology upgrade costs (1)	39	174
COVID-19 government subsidies, net (2)	(9,696)	—
Other adjustments, net (3)	1,779	565
Adjusted EBITDA	$1,069	$11,010

Margin / % of revenue:
Net loss	(26.4)%	(1.5)%
Adjusted EBITDA	0.3%	2.3%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Jun 30, 2024	Jun 25, 2023
Selling, general and administrative expense	$97,018	$121,282
Third-party processing fees for hiring tax credits (5)	(90)	(110)
Amortization of software as a service assets (6)	(1,452)	(952)
PeopleReady technology upgrade costs (1)	(39)	(174)
COVID-19 government subsidies, net (2)	6,803	—
Other adjustments, net (3)	(1,608)	(390)
Adjusted SG&A expense	$100,632	$119,656

% of revenue:
Selling, general and administrative expense	24.5%	25.5%
Adjusted SG&A expense	25.4%	25.2%
(1)Costs associated with upgrading legacy PeopleReady technology.
(2)COVID-19 government subsidies net of related fees ($2.9 million in cost of services and $6.8 million in selling, general and administrative expense).
(3)Other adjustments for the 13 weeks ended June 30, 2024 and June 25, 2023 primarily include workforce reduction costs of $1.5 million ($0.2 million in cost of services and $1.3 million in selling, general and administrative expense) and $0.6 million ($0.2 million in cost of services and $0.4 million in selling, general and administrative expense), respectively.
(4)The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. The tax effect for the thirteen weeks ended June 30, 2024 also includes the $55 million valuation allowance recorded against the U.S. federal and state deferred tax assets. Note, prior periods were reported using the effective rate for the respective period and have been recast to conform to the current presentation for comparability. Please refer to the reconciliations on the financial results page under the investor relations section of our website for additional information on comparable historical periods.
(5)These third-party processing fees are associated with generating hiring tax credits.
(6)Amortization of software as a service assets is reported in selling, general and administrative expense.